Exhibit 99.1

INVESTORS:                                                      MEDIA:
Kevin Twomey                                                    Karen Rugen
717-731-6540                                                    717-730-7766
or investor@riteaid.com


FOR IMMEDIATE RELEASE

            RITE AID ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

       REPORTS 14-WEEK FOURTH QUARTER NET INCOME, INCLUDING TAX BENEFIT,
         OF $1.83 PER DILUTED SHARE COMPARED TO $.35 PER DILUTED SHARE
                      IN 13-WEEK PRIOR YEAR FOURTH QUARTER

         REPORTS 53-WEEK FISCAL 2006 NET INCOME, INCLUDING TAX BENEFIT, OF $1.89 PER DILUTED SHARE COMPARED TO $.47 PER DILUTED SHARE
                             IN 52-WEEK FISCAL 2005

        REPORTS 14-WEEK FOURTH QUARTER ADJUSTED EBITDA OF $181.4 MILLION
                 COMPARED TO ADJUSTED EBITDA OF $167.9 MILLION
                      IN 13-WEEK PRIOR YEAR FOURTH QUARTER

         REPORTS 53-WEEK FISCAL 2006 ADJUSTED EBITDA OF $675.6 MILLION
               COMPARED TO $726.0 MILLION IN 52-WEEK FISCAL 2005

                         Provides Fiscal 2007 Guidance

CAMP HILL, PA, April 6, 2006--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its fourth quarter ended March 4, 2006.

Revenues for the 14-week fourth quarter were $4.77 billion versus revenues of $4.34 billion in the prior year 13-week fourth quarter. Revenues increased 9.9 percent.

Same store sales for the 14-week fourth quarter increased 2.5 percent over the prior year 14-week comparable period, consisting of a 2.5 percent pharmacy same store sales increase and a 2.5 percent increase in front-end same store sales. Prescription sales accounted for 62.2 percent of total sales, and third party prescription sales represented 93.7 percent of pharmacy sales.

                                     MORE -

Rite Aid FY'06 Q4 Press Release - page 2


Net income for the fourth quarter increased to $1.246 billion or $1.83 per diluted share compared to last year's fourth quarter net income of $228.6 million or $.35 per diluted share. The increase was primarily due to a $1.231 billion or $1.82 per diluted share income tax benefit from the reduction of a valuation allowance against deferred tax assets compared to a $179.5 million or $.29 per diluted share similar valuation allowance reduction for the like period last year. Also contributing to the increase is a reversal of the $20 million or $.01 per diluted share accrual established in fiscal 2003 for potential liability arising out of the U.S Attorney's investigation into prior management's business practices under former CEO Martin Grass, which is no longer needed because the investigation of the company has been closed without any fine to Rite Aid. Included in the fourth quarter results were a LIFO charge of $9.4 million compared to last year's LIFO credit of $36.2 million and store closing and impairment charges of $42.4 million compared to last year's $24.4 million charge.

Adjusted EBITDA (which is reconciled to net income on the attached table) of $181.4 million or 3.8 percent of revenues for the fourth quarter compared to $167.9 million or 3.9 percent of revenues for the like period last year. The $13.5 million increase is primarily due to the extra week in the current year's fourth quarter. Excluding the extra week, which contributed approximately $15.0 million, adjusted EBITDA was flat.

"We are pleased with the improvements in our business during the fourth quarter, including a return to positive increases in pharmacy same store sales despite a milder cough, cold and flu season than last year. We also saw an increase in the number of prescriptions we filled for seniors despite the challenges all pharmacies experienced implementing Medicare Part D," said Mary Sammons, Rite Aid president and CEO. "With the opening of 40 new and relocated stores in the quarter, we completed fiscal 2006 with three times as many new and relocated stores as the year before.

"A significant event during the period was notification by the U.S. Attorney's Office that it has closed its investigation of the company relating to the business practices of prior management," Sammons said. "We are pleased that the U.S. Attorney informed us that no penalty would be levied against Rite Aid."

In the fourth quarter, the company opened 7 stores, relocated 33 stores, acquired 1 store, closed 18 stores and remodeled 10 stores. Stores in operation at the end of the quarter totaled 3,323.

Year-End Results
----------------

For the 53-week fiscal year ended March 4, 2006, Rite Aid had revenues of $17.3 billion as compared to revenues of $16.8 billion for the 52-week prior year. Revenues increased 2.7%.

Same store sales for the 53-week year increased 1.1 percent over the prior 53-week comparable period. This increase consisted of a 0.3 percent pharmacy same store sales increase and a 2.6 percent increase in front-end same store sales. Prescription sales accounted for 63.2 percent of total sales, and third party prescription sales were 93.9 percent of pharmacy sales.

Net income for the year was $1.273 billion, or $1.89 per diluted share, compared to net income of $302.5 million or $.47 per diluted share for last year. The increase was primarily due to a $1.239 billion or $1.90 per diluted share income tax benefit from the reduction of a valuation allowance against deferred tax assets compared to a $179.5 million or $.32 per diluted share similar valuation allowance reduction last year. Included in the results for the year were a LIFO charge of $32.2 million compared to last year's LIFO credit of $18.9 million and store closing and impairment charges of $68.7 million compared to last year's $35.7 million charge. These negative factors were partially offset by a reduction in interest expense and a lower loss on debt modifications and retirements.

As computed on the attached table, adjusted EBITDA of $675.6 million or 3.9 percent of revenues for this year compared to $726.0 million or 4.3 percent of revenues for last year. The $50.4 million decrease is primarily due to higher selling, general and administrative expenses. Partially offsetting these higher expenses was the $15.0 million of contribution from the extra week.

                                    - MORE -

Rite Aid FY'06 Q4 Press Release--page 3


"While our full year results are not as strong as we had hoped, we believe the investment we made in staffing the stores to improve customer satisfaction, ramping up our real estate department for our growth program and marketing to seniors to promote our pharmacists' expertise in Medicare Part D will pay off significantly down the road," Sammons said.

For the year, the company opened 17 new stores, relocated 53 stores, acquired six stores, closed 56 stores, which includes 13 stores closed due to hurricane Katrina, and remodeled 173 stores. Stores in operation at the end of the year totaled 3,323.

Company Announces Guidance for Fiscal 2007
------------------------------------------

Rite Aid announces that it expects sales to be between $17.350 billion and $17.6 billion in fiscal 2007, which has 52 weeks, with same store sales improving 1.75 percent to 3.25 percent over fiscal 2006. Net income (loss) for fiscal 2007 is expected to be between a net loss of $5 million and net income of $40 million or a loss per diluted share of $.07 to net income per diluted share of $.02. Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $650 million and $725 million. Capital expenditures, excluding proceeds from sale and leaseback transactions, are expected to be between $450 million and $500 million. Proceeds from sale and leaseback transaction are expected to be between $50 million and $100 million.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on April
8. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 6860163.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $17.3 billion and approximately 3,320 stores in 27 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on April 6, 2006 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein to most comparable GAAP financial measures.

                                      ###

                      RITE AID CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                   (unaudited)

                                                                                      March 4, 2006      February 26, 2005
                                                                                   --------------------  ------------------
                                      ASSETS
Current assets:
      Cash and cash equivalents                                                         $       76,067      $      162,821
      Accounts receivable, net                                                                 354,949             483,455
      Inventories, net                                                                       2,341,410           2,310,153
      Prepaid expenses and other current assets                                                112,386              50,325
                                                                                   --------------------  ------------------
           Total current assets                                                              2,884,812           3,006,754
Property, plant and equipment, net                                                           1,717,022           1,733,694
Goodwill                                                                                       656,037             684,535
Other intangibles, net                                                                         193,228             179,480
Deferred income taxes                                                                        1,392,889             189,270
Other assets                                                                                   144,383             138,850
                                                                                   --------------------  ------------------
           Total assets                                                                 $    6,988,371      $    5,932,583
                                                                                   ====================  ==================

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of convertible notes, long-term debt and
        lease financing obligations                                                     $      584,196      $      223,815
      Accounts payable                                                                         862,192             757,571
      Accrued salaries, wages and other current liabilities                                    696,936             690,351
                                                                                   --------------------  ------------------
           Total current liabilities:                                                        2,143,324           1,671,737
Convertible notes                                                                                    -             247,500
Long-term debt, less current maturities                                                      2,298,706           2,680,998
Lease financing obligations, less current maturities                                           168,544             159,023
Other noncurrent liabilities                                                                   770,876             850,391
                                                                                   --------------------  ------------------
           Total liabilities                                                                 5,381,450           5,609,649

Commitments and contingencies                                                                        -                   -
Stockholders' equity:
      Preferred stock - Series E                                                               120,000             120,000
      Preferred stock - Series F                                                                     -             113,081
      Preferred stock - Series G                                                               121,207             113,081
      Preferred stock - Series H                                                               120,020             113,081
      Preferred stock - Series I                                                               116,074                   -
      Common stock                                                                             527,667             520,438
      Additional paid-in capital                                                             3,114,997           3,121,404
      Accumulated deficit                                                                   (2,489,023)         (3,756,146)
      Accumulated other comprehensive loss                                                     (24,021)            (22,005)
                                                                                   --------------------  ------------------
           Total stockholders' equity                                                        1,606,921             322,934
                                                                                   --------------------  ------------------
           Total liabilities and stockholders' equity                                   $    6,988,371      $    5,932,583
                                                                                   ====================  ==================

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                           Fourteen Weeks      Thirteen Weeks
                                                                           ended March 4,    ended February 26,
                                                                               2006                 2005
                                                                         ------------------  -------------------
Revenues                                                                     $   4,771,326        $   4,340,840
Costs and expenses:
      Costs of goods sold                                                        3,496,777            3,123,931
      Selling, general and administrative expenses                               1,157,029            1,070,263
      Store closing and impairment charges                                          42,387               24,392
      Interest expense                                                              71,744               69,898
      Gain on debt modifications and retirements, net                                    -                 (196)
      (Gain) loss on sale of assets and investments, net                            (2,597)               3,570
                                                                         ------------------  -------------------

                                                                                 4,765,340            4,291,858
                                                                         ------------------  -------------------

Income before income taxes                                                           5,986               48,982

Income tax benefit                                                              (1,240,387)            (179,610)

                                                                         ------------------  -------------------
      Net income                                                             $   1,246,373        $     228,592
                                                                         ==================  ===================

Basic and diluted income per share:

Numerator for income per share:
      Net income                                                             $   1,246,373        $     228,592
      Accretion of redeemable preferred stock                                          (25)                 (25)
      Cumulative preferred stock dividends                                          (7,703)              (9,653)
      Premium to redeem preferred stock                                                  -              (5,650)
                                                                         ------------------  -------------------
      Income attributable to common stockholders - basic                     $   1,238,645        $     213,264
                                                                         ------------------  -------------------
      Add back - Interest on convertible debt                                        1,484                2,968
      Add back - Cumulative preferred stock dividends                                7,703                7,240
                                                                         ------------------  -------------------
      Income attributable to common stockholders - diluted                   $   1,247,832        $     223,472
                                                                         ==================  ===================


Denominator:
      Basic weighted average shares                                                525,724              520,576
      Outstanding options                                                            6,620                7,624
      Convertible debt                                                              38,462               38,462
      Convertible preferred stock - Series E                                        34,722               11,639
      Convertible preferred stock - Series F                                            -               20,560
      Convertible preferred stock - Series G                                        22,038               20,560
      Convertible preferred stock - Series H                                        21,822               20,561
      Convertible preferred stock - Series I                                        33,472                    -
                                                                         ------------------  -------------------

      Diluted weighted average shares
                                                                                   682,860              639,982
                                                                         ==================  ===================

      Basic income per share                                                 $        2.36        $        0.41
      Diluted income per share                                               $        1.83        $        0.35


      Note 1: The statement of operations for the thirteen week period ended February 26, 2005 has been reclassified to conform to current year's presentation of occupancy costs in selling, general and administrative expenses and warehousing and outbound freight costs in costs of goods sold.

      Note 2: Schedules showing the impact of the above referenced reclassification on each quarterly period in the fiscal years ended March 4, 2006 and February 26, 2005 have been included as part of this release.

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                   (unaudited)

                                                                                Fifty-three Weeks   Fifty-two Weeks 2005
                                                                                 ended March 4,      ended February 26,
                                                                                      2006                  2005
                                                                               -------------------  --------------------
Revenues                                                                            $  17,270,968         $  16,816,439
Costs and expenses:
      Costs of goods sold                                                              12,571,860            12,202,894
      Selling, general and administrative expenses                                      4,307,421             4,127,536
      Store closing and impairment charges                                                 68,692                35,655
      Interest expense                                                                    277,017               294,871
      Loss on debt modifications and retirements, net                                       9,186                19,229
      (Gain) loss on sale of assets and investments, net                                   (6,462)                2,247
                                                                               -------------------  --------------------

                                                                                       17,227,714            16,682,432
                                                                               -------------------  --------------------

Income before income taxes                                                                 43,254               134,007

Income tax benefit                                                                     (1,229,752)             (168,471)

                                                                               -------------------  --------------------
      Net income                                                                    $   1,273,006         $     302,478
                                                                               ===================  ====================

Basic and diluted income per share:

Numerator for income per share:
      Net income                                                                    $   1,273,006         $     302,478
      Accretion of redeemable preferred stock                                                (102)                 (102)
      Cumulative preferred stock dividends                                                (32,723)              (35,226)
      Premium to redeem preferred stock                                                    (5,883)               (5,650)
                                                                               -------------------  --------------------
      Income attributable to common stockholders - basic                            $   1,234,298          $    261,500
                                                                               -------------------  --------------------
      Add back - Interest on convertible debt                                               5,936                11,872
      Add back - Cumulative preferred stock dividends                                      32,723                26,420
      Add back - Liquidation premium on preferred stock                                     5,883                     -
                                                                               -------------------  --------------------
      Income attributable to common stockholders - diluted                          $   1,278,840          $    299,792
                                                                               ===================  ====================


Denominator:
      Basic weighted average shares                                                       523,938               518,716
      Outstanding options                                                                   7,749                12,293
      Convertible debt                                                                     38,462                38,462
      Convertible preferred stock - Series E                                               34,722                 2,910
      Convertible preferred stock - Series F                                                9,804                20,560
      Convertible preferred stock - Series G                                               22,038                20,560
      Convertible preferred stock - Series H                                               21,822                20,561
      Convertible preferred stock - Series I                                               18,131                     -
                                                                               -------------------  --------------------

      Diluted weighted average shares
                                                                                          676,666               634,062
                                                                               ===================  ====================

      Basic income per share                                                        $        2.36         $        0.50
      Diluted income per share                                                      $        1.89         $        0.47


      Note 1: The statement of operations for the fifty-two week period ended February 26, 2005 has been reclassified to conform to current year's presentation of occupancy costs in selling, general and administrative expenses and warehousing and outbound freight costs in costs of goods sold.

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     QUARTERLY PERIODS FOR FISCAL YEAR 2006
                (Dollars in thousands, except per share amounts)
                          (unaudited and reclassified)

                                                   First Quarter  Second Quarter  Third Quarter  Fourth Quarter
                                                   -------------- --------------  -------------- --------------
Revenues                                            $  4,221,436   $  4,132,523    $  4,145,683   $  4,771,326
Costs and expenses:
     Costs of goods sold                               3,041,980      3,009,364       3,023,739      3,496,777
     Selling, general and administrative expenses      1,046,276      1,044,062       1,060,054      1,157,029
     Store closing and impairment charges                 15,532          8,121           2,652         42,387
     Interest expense                                     70,851         67,513          66,909         71,744
     Loss on debt modifications and retirements,
       net                                                     -          9,186               -              -
     Gain on sale of assets and investments, net            (538)        (1,955)         (1,372)        (2,597)
                                                   -------------- --------------  -------------- --------------

                                                       4,174,101      4,136,291       4,151,982      4,765,340
                                                   -------------- --------------  -------------- --------------

Income (loss) before income taxes                         47,335         (3,768)         (6,299)         5,986

Income tax expense (benefit)                              13,911         (2,197)         (1,079)    (1,240,387)

                                                   -------------- --------------  -------------- --------------
     Net income (loss)                              $     33,424   $     (1,571)   $     (5,220)  $  1,246,373
                                                   ============== ==============  ============== ==============

Basic and diluted income (loss) per share:

Numerator for income per share:
     Net income (loss)                              $     33,424   $      (1,571)  $      (5,220) $   1,246,373
     Accretion of redeemable preferred stock                 (26)           (25)            (26)           (25)
     Cumulative preferred stock dividends                 (8,149)        (9,617)         (7,254)        (7,703)
     Premium to redeem preferred stock                         -         (5,883)              -              -
                                                   -------------- --------------  -------------- --------------
     Income (loss) attributable to common
       stockholders - basic                         $     25,249   $    (17,096)   $    (12,500)  $  1,238,645
                                                   -------------- --------------  -------------- --------------
     Add back - Interest on convertible debt                   -              -               -          1,484
     Add back - Cumulative preferred stock
       dividends                                               -              -               -          7,703
                                                   -------------- --------------  -------------- --------------
     Income (loss) attributable to common
       stockholders - diluted                       $     25,249   $    (17,096)   $    (12,500)  $  1,247,832
                                                   ============== ==============  ============== ==============

Denominator:
     Basic weighted average shares                       520,752        523,789         525,349        525,724
     Outstanding options                                   8,932              -               -          6,620
     Convertible debt                                          -              -               -         38,462
     Convertible preferred stock - Series E                    -              -               -         34,722
     Convertible preferred stock - Series G                    -              -               -         22,038
     Convertible preferred stock - Series H                    -              -               -         21,822
     Convertible preferred stock - Series I                    -              -               -         33,472
                                                   -------------- --------------  -------------- --------------

     Diluted weighted average shares                     529,684        523,789         525,349        682,860
                                                   ============== ==============  ============== ==============

     Basic income (loss) per share
                                                    $       0.05   $      (0.03)   $      (0.02)  $       2.36
     Diluted income (loss) per share                $       0.05   $      (0.03)   $      (0.02)  $       1.83


                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     QUARTERLY PERIODS FOR FISCAL YEAR 2005
                (Dollars in thousands, except per share amounts)
                          (unaudited and reclassified)

                                                  First Quarter  Second Quarter  Third Quarter  Fourth Quarter
                                                 --------------- --------------- -------------- ---------------
Revenues                                           $  4,244,357    $  4,123,906   $  4,107,336    $  4,340,840
Costs and expenses:
     Costs of goods sold                              3,089,508       2,995,114      2,994,341       3,123,931
     Selling, general and administrative
       expenses                                       1,014,793       1,029,250      1,013,230       1,070,263
     Store closing and impairment (credits)
       charges                                           (4,595)         13,461          2,397          24,392
     Interest expense                                    77,801          76,519         70,653          69,898
     (Gain) loss on debt modifications and
       retirements, net                                       -            (791)        20,216            (196)
     (Gain) loss on sale of assets and
       investments, net                                  (1,918)           (254)           849           3,570
                                                 --------------- --------------- -------------- ---------------

                                                      4,175,589       4,113,299      4,101,686       4,291,858
                                                 --------------- --------------- -------------- ---------------

Income before income taxes                               68,768          10,607          5,650          48,982

Income tax expense (benefit)                              5,049             728          5,362        (179,610)

                                                 --------------- --------------- -------------- ---------------
     Net income                                    $     63,719    $      9,879   $        288    $    228,592
                                                 =============== =============== ============== ===============

Basic and diluted income (loss) per share:

Numerator for income per share:
     Net income                                    $     63,719    $      9,879   $        288    $    228,592
     Accretion of redeemable preferred stock                (26)            (25)           (26)            (25)
     Cumulative preferred stock dividends                (8,356)         (8,523)        (8,694)         (9,653)
     Premium to redeem preferred stock                        -               -              -          (5,650)
                                                 --------------- --------------- -------------- ---------------
     Income (loss) attributable to common
       stockholders - basic                        $     55,337    $      1,331   $     (8,432)   $    213,264
                                                 --------------- --------------- -------------- ---------------
     Add back - Interest on convertible debt              2,968               -              -           2,968
     Add back - Cumulative preferred stock
       dividends                                              -               -              -           7,240
                                                 --------------- --------------- -------------- ---------------
     Income (loss) attributable to common
       stockholders - diluted                      $     58,305    $      1,331   $     (8,432)   $    223,472
                                                 =============== =============== ============== ===============

Denominator:
     Basic weighted average shares                      516,837         517,589        519,876         520,576
     Outstanding options                                 18,792          16,285              -           7,624
     Convertible debt                                    38,462               -              -          38,462
     Convertible preferred stock - Series E                   -               -              -          11,639
     Convertible preferred stock - Series F                   -               -              -          20,560
     Convertible preferred stock - Series G                   -               -              -          20,560
     Convertible preferred stock - Series H                   -               -              -          20,561
                                                 --------------- --------------- -------------- ---------------

     Diluted weighted average shares                    574,091         533,874        519,876         639,982
                                                 =============== =============== ============== ===============

     Basic income (loss) per share                 $       0.11    $       0.00   $      (0.02)   $       0.41

     Diluted income (loss) per share               $       0.10    $       0.00   $      (0.02)   $       0.35


                      RITE AID CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTAL INFORMATION
                RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                 (In thousands)

                                                                                        Fourteen Weeks    Thirteen Weeks 2005
                                                                                        ended March 4,    ended February 26,
                                                                                             2006                 2005
                                                                                      ------------------  -------------------
Reconciliation of net income to adjusted EBITDA:
           Net income                                                                     $   1,246,373        $    228,592
           Adjustments:
               Interest expense                                                                  71,744              69,898
               Recurring income tax benefit                                                      (9,306)               (110)
               Income tax valuation allowance reduction                                      (1,231,081)           (179,500)
               Depreciation and amortization                                                     65,015              61,161
               LIFO charges (credits) (a)                                                         9,354             (36,195)
               Store closing and impairment charges                                              42,387              24,392
               Stock-based compensation expense                                                   5,042               4,492
               (Gain) loss on sale of assets and investments, net                                (2,597)              3,570
               Gain on debt modifications and retirements, net (b)                                    -                (196)
               Litigation settlements, net (c)                                                  (20,000)            (12,058)
               Legal and accounting expenses (d)                                                      -                 841
               Closed store liquidation expense (e)                                               4,023               2,597
               Other                                                                                452                 404
                                                                                      ------------------  -------------------
                         Adjusted EBITDA                                                  $     181,406        $    167,888
                                                                                      ==================  ===================
                         Percent of revenues                                                      3.80%               3.87%


               Adjustment for impact of fourteenth week (f)                                     (15,000)                  -
                                                                                      ------------------  -------------------
               Thirteen week comparable adjusted EBITDA                                   $     166,406        $    167,888
                                                                                      ==================  ===================


           Notes:

               (a) Represents non-cash charges (credits) to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents gain related to debt modifications and retirements, net.

               (c)       Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.

               (f) Represents the estimated additional EBITDA resulting from the extra week in the fourteen week period ended March 4, 2006.

                      RITE AID CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTAL INFORMATION
                 RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                 (In thousands)

                                                                                      Fifty-three Weeks   Fifty-two Weeks 2005
                                                                                        ended March 4,     ended February 26,
                                                                                             2006                 2005
                                                                                      ------------------  --------------------
Reconciliation of net income to adjusted EBITDA:
           Net income                                                                     $   1,273,006         $    302,478
           Adjustments:
               Interest expense                                                                 277,017              294,871
               Recurring income tax expense                                                       9,177               11,029
               Income tax valuation allowance reduction and favorable tax settlements        (1,238,929)            (179,500)
               Depreciation and amortization                                                    249,755              246,742
               LIFO charges (credits) (a)                                                        32,191              (18,919)
               Store closing and impairment charges                                              68,692               35,655
               Stock-based compensation expense                                                  20,261               19,018
               (Gain) loss on sale of assets and investments, net                                (6,462)               2,247
               Loss on debt modifications and retirements, net (b)                                9,186               19,229
               Litigation settlements, net (c)                                                  (32,444)             (26,241)
               Legal and accounting expenses (d)                                                  1,415                8,891
               Closed store liquidation expense (e)                                              10,236                8,446
               Other                                                                              2,495                2,004
                                                                                      ------------------  -------------------
                         Adjusted EBITDA                                                  $     675,596         $    725,950
                                                                                      ==================  ===================
                         Percent of revenues                                                      3.91%                4.32%

               Adjustment for impact of fifty-third week (f)                                    (15,000)                   -
                                                                                      ------------------  -------------------
               Fifty-two week comparable adjusted EBITDA                                  $     660,596         $    725,950
                                                                                      ==================  ===================


           Notes:

               (a) Represents non-cash charges (credits) to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents loss related to debt modifications and retirements, net.

               (c)       Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management and for transaction consultation.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.

               (f) Represents the estimated additional EBITDA resulting from the extra week in the fifty-three week period ended March 4, 2006.

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                  (unaudited)




                                                                                       Fourteen Weeks        Thirteen Weeks
                                                                                       ended March 4,      ended February 26,
                                                                                           2006                   2005
                                                                                     ------------------   --------------------
 Operating activities:
 Net income                                                                              $   1,246,373          $     228,592
 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                                             65,015                 61,161
      Stock-based compensation expense                                                           5,042                  4,492
      Store closings and impairment charges                                                     42,387                 24,392
      Gain on debt modifications and retirements, net                                                -                   (196)
      (Gain) loss on sale of assets and investments, net                                        (2,597)                 3,570
      Changes in income tax receivables and payables                                           (22,281)                (6,810)
      Changes in deferred taxes                                                             (1,225,228)              (179,538)
      Tax benefit from the exercise of options                                                   2,976                  5,293
      Proceeds from insured loss                                                                24,319                      -
      Change in operating assets and liabilities                                               (40,599)                38,592
      Net repayments to accounts receivable securitization                                     (15,000)              (185,000)
                                                                                     ------------------   --------------------
             Net cash provided by (used in) operating activities                                80,407                 (5,452)
 Investing activities:
      Expenditures for property, plant and equipment                                           (96,601)               (70,337)
      Intangible assets acquired                                                               (18,965)               (10,423)
      Proceeds from sale-leaseback transactions                                                  4,802                 40,351
      Proceeds from dispositions                                                                 5,259                  3,103
      Proceeds from insured loss                                                                 6,603                      -
                                                                                     ------------------   --------------------
             Net cash used in investing activities                                             (98,902)               (37,306)
 Financing activities:
      Principal payments on long-term debt                                                     (40,586)                (3,440)
      Principal payments on bank credit facilities                                                   -                 (1,125)
      Net proceeds from (repayments to) revolver                                                 4,000                (99,000)
      Proceeds from issuance of bonds                                                                -                200,000
      Change in zero balance cash accounts                                                      21,142                 14,292
      Proceeds from financing secured by owned property                                          2,649                      -
      Proceeds from the issuance of preferred stock                                                  -                121,250
      Payments for the redemption of preferred stock                                                 -               (118,651)
      Payments for preferred stock dividends                                                    (3,845)                (1,060)
      Proceeds from the issuance of common stock                                                 6,072                     45
      Deferred financing costs paid                                                                  -                 (2,500)
                                                                                     ------------------   --------------------
             Net cash (used in) provided by financing activities                               (10,568)               109,811
 (Decrease) increase in cash and cash equivalents                                              (29,063)                67,053
 Cash and cash equivalents, beginning of period                                                105,130                 95,768
                                                                                     ------------------   --------------------
 Cash and cash equivalents, end of period                                                $      76,067          $     162,821

                                                                                     ==================   ====================

                      RITE AID CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                  (unaudited)

                                                                                     Fifty-three Weeks    Fifty-two Weeks 2005
                                                                                       ended March 4,      ended February 26,
                                                                                           2006                   2005
                                                                                    -------------------   --------------------

 Operating activities:
 Net income                                                                              $   1,273,006          $    302,478
 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                                            249,755               246,742
      Stock-based compensation expense                                                          20,261                19,018
      Store closings and impairment charges                                                     68,692                35,655
      Loss on debt modifications and retirements, net                                            9,186                19,229
      (Gain) loss on sale of assets and investments, net                                        (6,462)                2,247
      Changes in income tax receivables and payables
                                                                                               (21,263)               30,832
      Changes in deferred taxes                                                             (1,211,646)             (179,538)
      Tax benefit from the exercise of options                                                   2,976                 5,293
      Proceeds from insured loss                                                                24,319                     -
      Change in operating assets and liabilities                                              (171,659)             (113,510)
      Net proceeds from accounts receivable securitization                                     180,000               150,000
                                                                                    -------------------   --------------------
             Net cash provided by operating activities                                         417,165               518,446
 Investing activities:
      Expenditures for property, plant and equipment                                          (287,785)             (190,792)
      Intangible assets acquired                                                               (53,564)              (31,625)
      Proceeds from sale-leaseback transactions                                                 77,307                94,151
      Proceeds from dispositions                                                                26,355                 9,281
      Proceeds from insured loss                                                                 6,603                     -
                                                                                    -------------------   --------------------
             Net cash used in investing activities                                            (231,084)             (118,985)
 Financing activities:
      Principal payments on long-term debt                                                    (377,023)              (82,116)
      Principal payments on bank credit facilities                                            (448,875)           (1,151,125)
      Proceeds from issuance of bank credit facilities                                               -               438,015
      Net proceeds from revolver                                                               534,000                     -
      Proceeds from issuance of bonds                                                                -               200,000
      Change in zero balance cash accounts                                                      26,393                25,792
      Proceeds from financing secured by owned property                                          8,001                     -
      Proceeds from the issuance of preferred stock                                            116,885               121,250
      Payments for the redemption of preferred stock                                          (123,533)             (118,651)
      Payments for preferred stock dividends                                                   (13,089)               (1,060)
      Proceeds from the issuance of common stock                                                11,562                 3,041
      Deferred financing costs paid                                                             (7,156)               (6,541)
                                                                                    -------------------   --------------------
             Net cash used in financing activities                                            (272,835)             (571,395)
                                                                                    -------------------   --------------------
 Decrease in cash and cash equivalents                                                         (86,754)             (171,934)
 Cash and cash equivalents, beginning of period                                                162,821               334,755
                                                                                    -------------------   --------------------
 Cash and cash equivalents, end of period                                                $      76,067          $    162,821
                                                                                    ===================   ====================


                      RITE AID CORPORATION AND SUBSIDIARIES

                            SUPPLEMENTAL INFORMATION
    RECONCILIATION OF NET (LOSS) INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                 (In thousands)

                                                                                          Guidance Range
                                                                                ----------------------------------
                                                                                      Low               High
                                                                                ----------------  ----------------
                                                                                   Year Ending       Year Ending
                                                                                  March 3, 2007     March 3, 2007
                                                                                ----------------  ----------------
Reconciliation of net (loss) income to adjusted EBITDA:

       Net (loss) income                                                            $  (5,000)          $  40,000
       Adjustments:
           Interest expense                                                           280,000             280,000
           Income tax (benefit) expense, net                                           (5,000)             15,000
           Depreciation and amortization                                              275,000             275,000
           LIFO charge                                                                 30,000              35,000
           Store closing, liquidation, and impairment charges                          50,000              55,000
           Stock-based compensation expense                                            25,000              25,000
                                                                                ---------------   ----------------
                       Adjusted EBITDA                                              $ 650,000           $ 725,000
                                                                                ===============   ================

           Diluted (loss) income per share                                          $   (0.07)          $    0.02
